Scottish Re Closes $555 Million Regulation Triple-X Reserve Transaction

HAMILTON, Bermuda--(BUSINESS WIRE)--

Scottish Re Group Limited (NYSE:SCT), announced today that its subsidiary, Clearwater Re Limited ("Clearwater Re") has closed a transaction that provides up to $555 million of Regulation Triple-X peak reserve financing for a minimum of 15 years. Citibank, N.A. and Calyon New York Branch have committed to purchasing up to $555 million of notes issued by Clearwater Re. About Scottish Re Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc., and Scottish Re Limited. Additional information about Scottish Re Group Limited can be obtained from its Web site, www.scottishre.com.
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About Clearwater Re

Clearwater Re is a long-term insurer incorporated in Bermuda for the sole purpose of reinsuring a defined block of business and financing the associated reserve strain.

Source: Scottish Re Group Limited

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Contact: Scottish Re
Investor Contact:
Michael Baumstein, 441-298-4394
michael.baumstein@scottishre.com
or
Media Contact:
Rayissa Palmer, 704-752-3422
rayissa.palmer@scottishre.com